Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Hycroft Mining Holding Corporation

(Exact Name of Registrant as Specified in its Charter)*

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered**	Proposed Maximum Offering Price Per Security	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Primary Offering:
Fees to be Paid	Equity	Class A common stock, $0.0001 par value per share	Rule 457(a)	46,816,480 (1)	$1.068	$50,000,001	0.0000927	$4,635
Secondary Offering:
Fees to be Paid	Equity	Class A common stock, $0.0001 par value per share	Rule 457(c)	46,816,480 (2)	$2.01(3)	$94,101,125	0.0000927	$8,723.17
N/A	Equity	Warrants to purchase Class A common stock	Rule 457(g)	46,816,480	$-	$-	$-	$-
		Total Offering Amounts				$144,101,126		$13,358.17
		Total Fees Previously Paid						$0
		Net Fee Due						$13,358.17

*	Defined terms used in this Exhibit shall have the meaning assigned to them in the Company’s Registration on Form S-1 to which this exhibit relates.
**

Pursuant to Rule 416 under the Securities Act, the registrant is also registering an indeterminate number of additional shares of Common Stock that may become issuable to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(1)	Consists of 46,816,480 shares of Common Stock issuable upon exercise of the New Warrants.
(2)	Consists of 46,816,480 shares of Common Stock issued to certain Selling Securityholders in the 2022 private placement.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low selling prices of the Class A Common Stock on April 8, 2022 (such date being within five business days of the date that this registration statement was first filed with the SEC), as reported on the Nasdaq Capital Market, under the symbol “HYMC” .

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Primary Offering:
Equity	Common Stock, par value $0.0001 per share	37,500,111 (1)	$538,216,736	S-1	File No. 333-239840	July 22, 2020
Equity	Common Stock, par value $0.0001 per share	9,583,334 (2)	$86,250,006	S-1	(File No. 333-248516) and Form S–1MEF (File No. 333-249250)	October 1, 2020 and October 2, 2020
Equity	Common Stock, par value $0.0001 per share	358,916 (3)	$14,467,904	S-3	File No. 333-257565	June 30, 2021
Secondary:
Equity	Class A common stock, $0.0001 par value per share	10,086,307 (4)	(4)	S-1	File No. 333-239840	July 22, 2020
Equity	Class A common stock, $0.0001 par value per share	3,222,222 (5)	(5)	S-1 and S-1MEF	File No. 333-249250 and File No. 333-248516	October 1, 2020 and October 2, 2020
Equity	Warrants to purchase Class A common stock	10,086,307 (6)	-	S-1	File No. 333-239840	July 22, 2020
Equity	Warrants to purchase Class A common stock	3,222,222 (7)	-	S-1 and S-1MEF	File No. 333-249250 and File No. 333-248516	October 1, 2020 and October 2, 2020

(1)

Consists of (i) 20,799,899 shares of Common Stock issuable upon exercise of the public warrants (ii) 7,740,000 shares of Common Stock issuable upon exercise of the private placement warrants; (iii) 2,500,000 shares of Common Stock issuable upon exercise of the forward purchase warrants; (iv) 3,249,999 shares of Common Stock issuable upon exercise of the PIPE warrants and (iv) 3,210,213 shares of Common Stock issuable upon exercise of the Seller warrants.

(2)	Consists of 9,583,334 shares of Common Stock issuable upon exercise of the October 2020 warrants.
(3)

Consists of an additional 358,916 shares of Common Stock issuable upon exercise of the Seller warrants as a result of a change in the exercise price and conversion ratio of the Seller warrants effective as of January 19, 2021.

(4)

Consists of 10,086,307 shares of Common Stock issuable upon exercise of the private placement warrants, forward purchase warrants and PIPE warrants held by the Selling Securityholders. Maximum aggregate offering price for these securities are included in amount reflected above for securities registered on Form S-1 (File No. 333-239840).

(5)

Consists of 3,222,222 shares of Common Stock issuable upon exercise of October 2020 warrants held by certain of the Selling Securityholders. Maximum aggregate offering price for these securities are included in amount reflected above for securities registered on the Form S-1 and Form S-1MEF (File No. 333-249250 and File No. 333-248516)..

(6)	Consists of private placement warrants, forward purchase warrants and PIPE warrants held by the certain of the Selling Securityholders.
(7)	Consists of 3,222,222 October 2020 warrants held by certain of the Selling Securityholders.